As filed with the Securities and Exchange Commission on February 22, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

MORPHIC HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	47-3878772 (I.R.S. Employer Identification No.)
35 Gatehouse Drive, A2
Waltham, Massachusetts 02451
(781) 996-0955
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Amended and Restated 2019 Equity Incentive Plan
2019 Employee Stock Purchase Plan
2024 Equity Inducement Plan
(Full title of the plans)
Praveen P. Tipirneni, M.D.
Chief Executive Officer
Morphic Holding, Inc.
35 Gatehouse Drive, A2
Waltham, Massachusetts 02451
(781) 996-0955
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:
Effie Toshav, Esq.
Robert Freedman, Esq.
Julia Forbess, Esq.
Fenwick & West LLP
555 California Street, 12th Floor
San Francisco, California 94104
(415) 875-2300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

EXPLANATORY NOTE

Morphic Holding, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 1,989,891 additional shares of common stock available for issuance under the Registrant’s Amended and Restated 2019 Equity Incentive Plan (the “Amended and Restated 2019 EIP”), pursuant to the provision of the Amended and Restated 2019 EIP providing for an annual 4% automatic increase in the number of shares reserved for issuance thereunder, (b) 497,472 additional shares of common stock available for issuance under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”), pursuant to the provision of the 2019 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance thereunder, and (c) 500,000 shares of common stock available for issuance under the Registrant’s 2024 Equity Inducement Plan (the “2024 Inducement Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement and has been or will be sent or given to participating service providers in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”)and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:
(a)    the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 22, 2024 pursuant to Section 13 of the Exchange Act;
(b)    all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
(c)     the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A12B (File No. 001-38940) filed on June 14, 2019 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation, as amended,provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the restated certificate of incorporation, as amended,from limiting the liability of the Registrant’s directors for the following:
•any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or
•any transaction from which the director derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:
•the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•the Registrant may enter into indemnification contracts with any director, officer, employee or agent of the Registrant;
•the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and
•the rights conferred in the amended and restated bylaws are not exclusive.
In addition, the Registrant has entered into indemnification agreements with each of its current directors and officers to provide these directors and officers with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation, as amended, and amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation, as amended, and amended and restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries liability insurance for its directors and officers.
See also the undertakings set out in response to Item 9 hereof.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation, as amended	10-Q	001-38940	3.1	8/03/2023
4.2	Amended and Restated Bylaws	8-K	001-38940	3.1	2/13/2023
4.3	Form of Common Stock certificate	S-1/A	333-231837	4.1	6/14/2019
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	Amended and Restated 2019 Equity Incentive Plan	10-Q	001-38940	10.1	8/03/2022
99.2	Form of Stock Option Award Agreement under the Amended and Restated 2019 Equity Incentive Plan (Included in the 2019 Equity Incentive Plan)	S-1/A	333-231837	10.3	6/14/2019
99.3	Form of Restricted Stock Award Agreement under the Amended and Restated 2019 Equity Incentive Plan (Included in the 2019 Equity Incentive Plan)	S-1/A	333-231837	10.3	6/14/2019
99.4	2019 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-231837	10.4	6/14/2019
99.5	2024 Equity Inducement Plan	10-K	001-38940	10.18	2/22/2024
99.6	Form of Stock Option Award Agreement under the 2024 Equity Inducement Plan	10-K	001-38940	10.19	2/22/2024
99.7	Form of Restricted Stock Award Agreement under the 2024 Equity Inducement Plan	10-K	001-38940	10.20	2/22/2024
107.1	Filing Fee Table					X

Item 9. Undertakings.
A.    The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that clauses (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 22nd day of February, 2024.
MORPHIC HOLDING, INC.

By:	/s/ Praveen Tipirneni
Praveen P. Tipirneni, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Praveen P. Tipirneni and William D. DeVaul, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Praveen P. Tipirneni	Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2024
Praveen P. Tipirneni, M.D.

/s/ Marc Schegerin	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	February 22, 2024
Marc Schegerin, M.D.

/s/ Robert E. Farrell, Jr.	Chief Accounting Officer (Principal Accounting Officer)	February 22, 2024
Robert E. Farrell, Jr., CPA

/s/ Norbert Bischofberger	Director	February 22, 2024
Norbert Bischofberger, Ph.D.

/s/ Gustav Christensen	Director	February 22, 2024
Gustav Christensen

/s/ Martin Edwards	Director	February 22, 2024
Martin Edwards

/s/ Susannah Gray	Director	February 22, 2024
Susannah Gray

/s/ Nisha Nanda	Director	February 22, 2024
Nisha Nanda, Ph.D.

/s/ Amir Nashat	Director	February 22, 2024
Amir Nashat

/s/ Joseph P. Slattery	Director	February 22, 2024
Joseph P. Slattery, CPA

/s/ Timothy A. Springer	Director	February 22, 2024
Timothy A. Springer, Ph.D.